Exhibit 4.5
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.
WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
PATRIOT RISK MANAGEMENT, INC.
Issue Date: September __, 2008
Expiration Date: September __, 2018

No. W-___	Number of Shares:_________
     The undersigned, PATRIOT RISK MANAGEMENT, INC., a corporation organized under the laws of Delaware (together with its successors and assigns, the “Issuer”), hereby certifies that _________ [, a _________,] or its registered assigns (the “Holder”) is entitled to subscribe for and purchase, during the Exercise Period (as defined below), up to _________ shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Exercise Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 1 hereof.
     1. Definitions. In addition to the definitions set forth in this Warrant, as used herein, the following terms shall have the following respective meanings:
     “Affiliate” shall mean, with respect to any specified person, any other person controlling, controlled by, or under common control with, such person. For the purposes of this definition, control when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States, or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.
     “Common Stock” means the Common Stock, $ .001 par value per share, of the Issuer.
     “Exercise Price” shall mean the price per share on the cover of the final prospectus at which the Issuer’s Common Stock was sold in the Issuer’s initial public offering, subject to adjustment pursuant to Sections 5 and 7 below; provided, that at no time shall the Exercise Price be less than the then current par value of any share to be issued pursuant hereto.
     “Warrant Shares” shall mean the number of shares of the Issuer’s Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Sections 5 and 7 below.
     2. Exercise of Warrant.
     2.1. Manner of Exercise. The rights represented by this Warrant may be exercised in whole or in part during the period commencing on the later of (i) the day that is 180 days after the date of the final prospectus relating to Issuer’s initial public offering or (ii) the date of the expiration of that certain lock-up agreement between the Holder and Friedman, Billings, Ramsey & Co., Inc. entered into in connection with such initial public offering and ending on the tenth anniversary of the Issuance Date (such period being referred to as the “Exercise Period”) by delivery of the following to the Issuer at its address set forth below (or at such other address as it may designate by notice in writing to the Holder):
(a)	An executed Notice of Exercise in the form attached hereto;

(b)	Payment of the Exercise Price by any of the following: (i) in cash, (ii) by check, or (iii) in immediately available funds, by wire transfer to a bank account designated in writing by the Issuer; and

(c)	This Warrant.
     Upon the exercise of the rights represented by this Warrant a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates (and subject to securities law limitations as to any such Affiliate), shall be issued and delivered to the Holder or the Holder’s designee, as the case may be, within five (5) Business Days after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then current number of Warrant Shares purchasable hereunder, the Issuer shall, concurrently with the issuance by the Issuer of the number of Warrant Shares for which this Warrant is then being exercised, issue a new Warrant to the Holder, which shall be identical hereto, except that the number of remaining Warrant Shares covered thereby shall be adjusted accordingly, and exercisable for the remaining number of Warrant Shares purchasable hereunder.

     The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date the Issuer receives the executed Notice of Exercise, payment of the Exercise Price, if any, and this Warrant.
     2.2. Cashless Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Issuer’s Common Stock (at the date of calculation as set forth below), is greater than the Exercise Price, then in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant (including that portion of this Warrant in payment of the Exercise Price to effect such cashless exercise) at the principal office of the Issuer, together with the properly endorsed Notice of Exercise, in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:
X = Y (A-B)
      A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one of the Issuer’s Common Stock (at the date of such calculation) provided, that such fair market value shall not be less than the then current par value of the Issuer’s Common Stock

B =	Exercise Price (as adjusted to the date of such calculation)
     For purposes of the above calculation, the fair market value of one of the Issuer’s Common Stock shall be determined by the Issuer’s Board of Directors in good faith; provided, however, that if there is a public market for the Common Stock, the fair market value per share shall be the average per share closing price over the five (5) trading days immediately preceding such calculation as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the principal stock exchange or other principal public market for the Common Stock).
     3. Covenants of the Issuer.
     3.1. Covenants as to Warrant Shares. The Issuer covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Issuer further covenants and agrees that the Issuer will at all times hereunder have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If the number of shares of authorized but unissued Common Stock shall not be sufficient to permit exercise of this Warrant, the Issuer will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purposes.
     3.2. Notices of Record Date. In the event of any taking by the Issuer of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than an ordinary cash dividend) or other distribution, the Issuer shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
     4. Representations and Covenants of Holder.
     4.1. Securities Are Not Registered.
(a)	The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that this Warrant was received as a dividend in a transaction not constituting a sale under the Securities Act.

(b)	The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Issuer has no obligation to register the Warrant, or to comply with any exemption from such registration.

(c)	The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Issuer, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that there can be no assurance that the Issuer will satisfy these conditions in the foreseeable future.
     4.2. Legended Shares. The Holder understands and agrees that all certificates evidencing the shares of Common Stock to be issued in connection with the exercise of this Warrant will bear legends substantially in the form set forth below:
THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     5. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price in effect and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 5 and in Section 7 below. In the event of any change in the outstanding Common Stock of the Issuer by reason of share dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, reorganizations, liquidations, or the like, the number and class of Warrant Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant.
     6. Fractional Shares. No fractional shares of the Warrant Shares will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.
     7. Reorganization. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Issuer (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Issuer with or into another corporation (other than a merger solely to effect a reincorporation of the Issuer into another state or any consolidation or merger of the Issuer with or into any other corporation, entity or person, or any other corporate reorganization, in which the stockholders of the Issuer immediately prior to such consolidation, merger or reorganization, own more than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization), or the sale or other disposition of all or substantially all the properties and assets of the Issuer in its entirety to any other person (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Issuer whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Issuer immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of shares of outstanding Common Stock equal to the number of shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.
     8. No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Issuer.
     9. Lost, Stolen, Mutilated or Destroyed Warrant. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of a proper affidavit or other evidence satisfactory to the Company (and surrender of any mutilated Warrant) and bond of indemnity in form and amount and with corporate surety satisfactory to the Company in each instance protecting the Company, its representatives and agents or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.
     10. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by facsimile or electronic submission at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Issuer:	Patriot Risk Management, Inc.
401 East Las Olas Blvd.
Fort Lauderdale, FL 33301
Attention: Chief Executive Officer

Fax No.:

If to Holder:

Attention:
Email:
Fax No.:
Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.
     11. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein
     12. Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware without giving effect to conflicts of laws principles
     13. Severability. In the event that any provision or any part of any provision of this Warrant shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Warrant shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.
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     IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the date of issuance.

PATRIOT RISK MANAGEMENT, INC.
By:
	Name:	Steven M. Mariano
	Title:	Chairman, President & CEO Officer

NOTICE OF EXERCISE
WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
PATRIOT RISK MANAGEMENT, INC.
The undersigned _________, pursuant to the provisions of the within Warrant, hereby elects to purchase _________ shares of Common Stock, par value $.001 per share, of Patriot Risk Management, Inc., a Delaware corporation, covered by the within Warrant.

Dated:	Signature

Address

The undersigned intends that payment of the Exercise Price shall be made as (check one):
     Cash Exercise _________
     Cashless Exercise pursuant to Section 2.2 of the within Warrant ____________

i

ASSIGNMENT
FOR VALUE RECEIVED, _________ hereby sells, assigns and transfers unto ____________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

ii

PARTIAL ASSIGNMENT
FOR VALUE RECEIVED, _________ hereby sells, assigns and transfers unto _________ the right to purchase ___Warrant Shares evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint _________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

iii